Exhibit 99.1

Apple Hospitality REIT Provides Hurricane Irma Update
RICHMOND, Va. (September 15, 2017) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today provided an update on operations at its hotels in the path of Hurricane Irma.

“The communities and individuals affected by Hurricane Irma are in our thoughts and prayers,” commented Justin Knight, President and Chief Executive Officer of Apple Hospitality REIT. “The operating teams at our hotels have been incredible in their response to this severe and wide-reaching storm. They have been steadfastly working to ensure the safety and well-being of every guest and associate at our hotels, despite changing conditions within their communities. We will continue to support Hilton, Marriott and the operators at our hotels as the situation evolves and the recovery from Hurricane Irma moves forward.”

Preliminary reports from initial property inspections have indicated some minor wind and water related damage at certain of the Company’s hotels in the path of Hurricane Irma; however, at this time the overall damage and impact does not appear to be material. Additionally, three of the Company’s hotels were closed for a short period of time during or after the storm in response to mandatory evacuation orders or power outages. All of the Company’s hotels are now operational. The Company remains focused on the welfare of guests and associates at its hotels and will continue to assess the overall impact of the storm as the situation evolves at each of its hotels. The Company maintains comprehensive insurance coverage for property, business interruption and other risks with respect to all of its hotels, with industry standard deductibles in each of the locations.

About Apple Hospitality REIT, Inc.
Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (REIT) that owns one of the largest portfolios of upscale, select-service hotels in the United States. The Company’s portfolio consists of 237 hotels, with more than 30,000 guestrooms, diversified across the Hilton® and Marriott® families of brands with locations in urban, high-end suburban and developing markets throughout 33 states. For more information, please visit www.applehospitalityreit.com.

Forward-Looking Statements Disclaimer
Certain statements contained in this press release other than historical facts may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes.  Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; the outcome of current and future litigation; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s business, assets or classification as a real estate investment trust.  Although Apple Hospitality believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality will be achieved.  In addition, Apple Hospitality’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code.  Readers should carefully review Apple Hospitality’s financial statements and the notes thereto, as well as the risk factors described in Apple Hospitality’s filings with the Securities and Exchange Commission, including, but not limited to, in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.  Any forward-looking statement that Apple Hospitality makes speaks only as of the date of such statements.  Apple Hospitality undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:
Apple Hospitality REIT, Inc.
Kelly Clarke, Vice President, Investor Relations
804‐727‐6321
kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.